As Filed with the Securities and Exchange Commission
on May 16, 2002                                 Registration No. 333-________
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------

                                 PRIMEDIA INC.
            (Exact name of registrant as specified in its charter)

                            ----------------------

         Delaware                                      13-364753
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)
                               745 Fifth Avenue
                           New York, New York 10151
   (Address, including zip code, of registrant's principal executive office)

                    PRIMEDIA INC. 2001 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                           Christopher Fraser, Esq.
                                 PRIMEDIA Inc.
                               745 Fifth Avenue
                           New York, New York 10151
                                (212) 745-0100

 (Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Gary I. Horowitz, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                    Exhibits

                  4.1* Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

                  4.2* Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

                  4.4* PRIMEDIA Inc. 2001 Stock Incentive Plan (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File
                           No. 333-56300).

                  4.13* Form of Non-Qualified Stock Option Agreement by and between PRIMEDIA Inc. and William Day (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File No. 333-56300).

                  4.15* Employment Agreement dated October 29, 2000, as amended January 16, 2001, by and between PRIMEDIA Inc., About.com, Inc. and William Day (incorporated by reference to Exhibits 99.5 and 99.9 from PRIMEDIA Inc.'s Registration Statement on Form S-4, File No. 333-51432).

                  5* Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2*    Consent of Simpson Thacher & Bartlett (included in
                           Exhibit 5).

                  24* Powers of Attorney (included on signature page to the Registration Statement).



                  *        Previously filed

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of May, 2002.

                                          PRIMEDIA INC.



                                          By:    /s/ Beverly C. Chell
                                              --------------------------------
                                                 Beverly C. Chell
                                                 Vice Chairman and Secretary



                               POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, in the capacity or capacities indicated next to his name and acting in connection with the filing with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of this Registration Statement on Form S-8 with respect to the issuance by PRIMEDIA Inc. (formerly K-III Communications Corporation) (the "Company") of shares, and options to purchase of shares, of the Common Stock, par value $.01 per share, of the Company pursuant to the PRIMEDIA Inc. 2001 Stock Incentive Plan, hereby constitutes and appoints Perry Golkin, Charles G. McCurdy, Michael T. Tokarz and Beverly C. Chell, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, in any and all capacities, to sign, attest and file this Registration Statement and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents to be filed with any governmental or private agency or official pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on May 16, 2002.

            Signature                                 Title
            ---------                                 -----


     /s/ Thomas S. Rogers                 Chairman, Chief Executive Officer
   ----------------------------              and Director
   (Thomas S. Rogers)


     /s/ Charles G. McCurdy                   President and Director
   ----------------------------
   (Charles G. McCurdy)


     /s/ Beverly C. Chell                 Vice Chairman, Secretary and Director
   ----------------------------
   (Beverly C. Chell)


     /s/ Perry Golkin                                Director
   ----------------------------
   (Perry Golkin)

            Signature                                 Title
            ---------                                 -----


     /s/ H. John Greeniaus                           Director
   ----------------------------
   (H. John Greeniaus)


     /s/ Henry Kravis                                Director
   ----------------------------
   (Henry Kravis)


     /s/ Lawrence R. Rutkowski               Executive Vice President and
   ----------------------------                Chief Financial Officer
   (Lawrence R. Rutkowski)


     /s/ Robert Sforzo                     Senior Vice President and Controller
   ----------------------------
   (Robert Sforzo)

                                 EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           -----------


          4.1*            Certificate of Incorporation of PRIMEDIA Inc.
                          (formerly K-III Communications Corporation)
                          (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

          4.2* Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

          4.4*            PRIMEDIA Inc. 2001 Stock Incentive Plan
                          (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File
                          No. 333-56300).

          4.13* Form of Non-Qualified Stock Option Agreement by and between PRIMEDIA Inc. and William Day (incorporated by reference from PRIMEDIA Inc.'s Registration Statement on Form S-8, File No. 333-56300).

          4.15* Employment Agreement dated October 29, 2000, as amended January 16, 2001, by and between PRIMEDIA Inc., About.com, Inc. and William Day (incorporated by reference to Exhibits 99.5 and 99.9 from PRIMEDIA Inc.'s Registration Statement on Form S-4, File No. 333-51432).

          5* Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

          23.1            Consent of Deloitte & Touche LLP.

          23.2*           Consent of Simpson Thacher & Bartlett (included in
                          Exhibit 5).

          24* Powers of Attorney (included on signature page to the Registration Statement).



         *                Previously filed